UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2011

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2011, Apricus Biosciences, Inc. (the “Company”) entered into an exclusive license agreement (the “Agreement”) with Stellar Pharmaceuticals Inc. (“Stellar”), granting Stellar the exclusive rights to market MycoVa™ (terbinafine), the Company’s drug candidate for the treatment for onychomycosis (nail fungal infection), in Canada.

Under the terms of the Agreement, Stellar will assist the Company in the filing of a New Drug Submission in Canada for MycoVa™ for the treatment of onychomycosis.  If the application is approved, Stellar will have the exclusive rights to commercialize MycoVa in Canada.  Over the term of the Agreement, the Company has the right to receive up to approximately $8 million (Canadian) in up-front, regulatory and sales milestone payments, plus tiered, royalty payments based on Stellars’ sales of the product in Canada, if approved for commercialization.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

	By:	/s/ Randy Berholtz
Name: Randy Berholtz
Title: Executive Vice President, General Counsel and Secretary

Date: December 30, 2011